UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  May 21, 2009

COMMUNICATIONS SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Minnesota	001-31588	41-0957999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN		55343
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (952) 996-1674

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Sections 1 and 2-4 are not applicable and therefore omitted

Item 5.02(b).

See Item 8.01

Item 8.01.  Other Events.

The following changes in the composition of the Board of Directors of the Communications Systems, Inc. (the “Company”) and Board committees occurred effective as of May 21, 2009.

1.  Paul J. Anderson retired as a director of the Company and concluded his service on the Audit Committee and Governance Committee on May 21, 2009, the date of Company’s 2009 Annual Meeting of Shareholders.

2.  By action of the Company’s Board of Directors effective May 21, 2009, Roger H.D. Lacey replaced Luella G. Goldberg as one of the three members of the Compensation Committee.

3.  By action of the Company’s Board of Directors effective May 21, 2009, Randall D. Sampson (R. D. Sampson) was added to the Audit Committee.  R.D. Sampson is the son of C. A. Sampson, who retired as the Company’s Chief Executive Officer in June 2007. Because a period of less than three years has passed since C.A. Sampson retired, R.D. Sampson is not eligible to be considered an “independent” director under Rule 5605(a)(2) of the rules of NASDAQ, the exchange on which the Company’s common stock trades. R.D. Sampson does, however, qualify as independent under Section 10A(m)(3) of the Securities Exchange Act, as well as under Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, in that he is not currently receiving, nor has he, since joining the Board, received, directly or indirectly, any compensation from the Company or any of its subsidiaries, nor is he an affiliated person with respect to the Company, except in his role as a member of its Board of Directors.

Notwithstanding that R. D. Sampson’s family relationship to his father prevents him from being deemed “independent” under NASDAQ Rules until June 2010, the Board appointed R.D. Sampson to the Audit Committee in reliance upon the exception to Rule 5605(a)(2) provided in NASDAQ Rule 5605(c)(2)(B). The Board’s decision was based on the recommendation of the Board’s Governance Committee that the “exceptional and limited circumstances” contemplated by NASDAQ Rule 5605(c)(2)(B) were present and justified appointing Mr. R. D. Sampson to the Audit Committee and that appointing Mr. Sampson would be the best interest of the Company and its shareholders. The exceptional and limited circumstances which the Governance Committee determined existed were that (i) with the retirement of Paul Anderson, only four directors of the Company qualified as “independent” under NASDAQ’s rules, as well as under SEC Rule 10A-3(b), (ii) two of the four, continuing independent directors already serve on the Audit Committee, and (iii) the other two independent directors each serve on other Board committees and are otherwise fully engaged in other business and personal activities. In addition, the Governance Committee determined that R.D. Sampson would be an excellent Audit Committee member, and appointing him would be the best interest of the Company and its shareholders, given the experience R.D. Sampson gained working for five years in the audit department of a large public accounting firm where he earned his CPA certification, his service as Chief Financial Officer for two public companies, his current role as CEO of another NASDAQ listed public company, Canterbury Park Holding Corporation, and his familiarity with the Company by virtue of having served as a director since 1999. The Governance Committee also determined that while R.D. Sampson’s father continues to have a role as the non-executive chairman of the Company, nothing in C.A. Sampson’s continuing relationship with the Company (which is fully disclosed in the Company’s proxy materials for its 2009 shareholders meeting) would compromise R.D. Sampson’s ability to exercise independent judgment with respect to matters coming before the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNICATIONS SYSTEMS, INC

By	/s/ David T. McGraw
David T. McGraw Its: Chief Financial Officer

Dated:  May 27, 2009